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                                                                  Exhibit 4.2


                             CERTIFICATE OF TRUST OF
                               PNC CAPITAL TRUST D

     THIS CERTIFICATE OF TRUST of PNC Capital Trust D (the "Trust") is being duly executed and filed by Bankers Trust (Delaware) , a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is "PNC Capital Trust D".

     2. Delaware Trustee. The name and address of the trustee of the Trust in the State of Delaware are Bankers Trust (Delaware), 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

     3. Effective Date. This Certificate of Trust shall be effective on April 16, 1998.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust.

                                  BANKERS TRUST (DELAWARE), not in its
                                  individual capacity, but solely as trustee

                                  By: /s/ JAMES H. STALLKAMP
                                     ----------------------------------------
                                  Name:  James H. Stallkamp
                                  Title: President